EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-11427 of U.S. Franchise Systems, Inc. of our report dated August 9, 1996 (October 11, 1996 as to Note 11) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

October 11, 1996